Date: November 30, 2007                                                                                                           Media Contact:Michael Kinney
                                                                                        732-938-1031
  mkinney@njresources.com
                                                                                          Investor Contact:
                                                                                        Dennis Puma
                                                                                       732-938-1229
   dpuma@njresources.com

NEW JERSEY RESOURCES ANNOUNCES DELAY IN FILING FORM 10-K, ANTICIPATED RESTATEMENT OF FINANCIAL STATEMENTS

WALL, N.J. – New Jersey Resources (NYSE: NJR) today announced that it will delay filing its annual report on Form 10-K for the fiscal year ended September 30, 2007, with the Securities and Exchange Commission (SEC) in order to allow for the completion of a review of the accounting treatment for its derivative instruments under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133), the requirements of which are highly technical, complex and have been subject to an evolving interpretation by the accounting community.

NJR initiated this review in connection with the finalization of the audit of its financial statements for the fiscal year ended September 30, 2007. As a result of this accounting assessment, NJR has determined that certain of these derivative instruments associated with its unregulated subsidiaries did not qualify as “cash flow hedges” under SFAS 133 and, as such, the change in the fair value of these instruments must be reflected in its consolidated statements of income. Accordingly, the company will amend and restate certain historical consolidated financial statements and make appropriate changes in the preparation of its consolidated financial statements for the year ended September 30, 2007.

Glenn C. Lockwood, NJR’s senior vice president and chief financial officer, said, “New Jersey Resources implemented hedge accounting pursuant to SFAS 133 and its related interpretations in good faith, and we are working through the necessary changes in order to meet those very complex standards.”

“In evaluating the impact of the anticipated adjustments, we believe it is very important to emphasize that nothing in the economics of NJR’s day-to-day operations, liquidity, cash flows or the overall strength of our financial profile will be impacted as a result of this accounting change,” said Laurence M. Downes, NJR’s chairman and chief executive officer.

The change in the accounting treatment of the derivative instruments that did not qualify as cash flow hedges requires that the mark to market gains or losses on the derivative instruments be reflected in the consolidated statements of income for each period rather than recorded as a component of comprehensive income, which is included in "accumulated" other comprehensive income” (AOCI), a component of total common stock equity, on NJR’s consolidated balance sheet.

Recognizing changes in the fair value of derivative instruments in net income in each period during the existence of the derivative instrument, rather than when the forecasted transaction is settled, will result in quarterly changes to previously reported AOCI, retained earnings, operating income and net income. Over the life of the derivative instruments, however, there is no cumulative change in operating income, net income or total common stock equity. Importantly, total cash flows from operating activities are the same in any accounting period under either accounting treatment. NJR will now recognize the changes in the fair value of these derivative instruments in accounting periods earlier than those in which the related purchases, sales or transportation of the natural gas actually occur.

The decision to delay the filing of the annual report on Form 10-K for the year ended September 30, 2007, will provide time for management and the Audit Committee to complete the company’s financial statements for fiscal 2007 and for the company’s independent registered public accounting firm to complete its audit of the restatement. NJR is working diligently on this process and intends to complete the restatement of its financial statements as expeditiously as possible, but cannot predict when the audit of the restated financial statements by its independent registered accounting firm will be completed or when the company’s fiscal 2007 Form 10-K will be filed with the SEC.

In light of the restatement, investors should no longer rely on the following documents as being in compliance with Generally Accepted Accounting Principles (GAAP): NJR’s previously filed financial statements and financial information for the fiscal years ended September 30, 2006, and September 30, 2005, and the reports of its independent registered accounting firm on those financial statements; the quarterly reports for the periods ended June 30, 2007, March 31, 2007, and December 31, 2006; selected financial data for the fiscal years 2002 through 2006; and, NJR’s previously announced unaudited results for the fourth quarter and fiscal year ended September 30, 2007. Investors should also no longer rely on NJR’s previously issued earnings guidance for fiscal year 2008 of $3.20 to $3.30 per basic share on a GAAP basis.

The company cannot at this time estimate what its earnings per basic share for the year ended September 30, 2007, will ultimately be on a GAAP basis. NJR is in the process of determining the impact on any individual year or quarter. Based upon the changes to its accounting treatment of these derivative instruments, NJR estimates that the results of the restatement will significantly decrease net income for the year ended September 30, 2007, will significantly increase net income for the year ended September 30, 2006 and will significantly decrease net income for the year ended September 30, 2005. Total cash flows from operating activities, however, are the same in any accounting period under either accounting treatment.

NJR’s ongoing practice will be to provide shareowners with supplementary information to reflect what the company believes is the economic performance of the affected businesses with the establishment of a non-GAAP financial measure called “Net Financial Earnings.”

Net Financial Earnings will mean net income less unrealized gains and plus unrealized losses, as applicable and in each case after tax, on derivative instruments of certain unregulated subsidiaries. Net Financial Earnings will be a significant performance metric used by management to reflect the economic performance of its businesses as certain transactions and related derivative instruments settle. On a Net Financial Earnings basis, NJR estimates that earnings for fiscal 2008 will be in the $3.20 to $3.30 per basic share range. Because Net Financial Earnings is a non-GAAP financial measure NJR will provide reconciliation to the most directly comparable financial measures calculated and presented in accordance with GAAP.  Net Financial Earnings should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share or any other GAAP measure of liquidity or financial performance.

Forward-Looking Statements
This news release contains estimates, earnings guidance and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other factors that could cause actual results, including gross margin, earnings and customer growth, to differ materially from the company’s expectations include, but are not limited to, weather, economic conditions and demographic changes in NJNG’s service territory, rate of customer growth, volatility of natural gas commodity prices and its impact on customer usage, and NJRES operations, the impact of the company’s risk management efforts, including commercial and wholesale credit risks, the company’s ability to obtain governmental approvals, property rights and/or financing for the construction, development and operation of its non-regulated energy investments, risks associated with the management of the company’s joint ventures and partnerships, the impact of regulation (including the regulation of rates), fluctuations in energy-related commodity prices, customer conversions, other marketing efforts, actual energy usage patterns of NJNG’s customers, the pace of deregulation of retail gas markets, access to adequate supplies of natural gas, the regulatory and pricing policies of federal and state regulatory agencies, changes due to legislation at the federal and state level, an adequate number of appropriate counterparties, sufficient liquidity in the energy trading market and continued access to the capital markets, the disallowance of recovery of environmental-related expenditures and other regulatory changes, environmental and other litigation and other uncertainties. More detailed information about these factors is set forth in NJR’s filings with the Securities and Exchange Commission (SEC). NJR’s SEC documents are available at www.sec.gov. NJR does not, by including this paragraph, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

About New Jersey Resources
New Jersey Resources (NYSE:NJR), a Fortune 1000 company and a member of the Forbes Platinum 400, provides reliable retail and wholesale energy services to customers in New Jersey and in states from the Gulf Coast to New England, and Canada. Its principal subsidiary, New Jersey Natural Gas, is one of the fastest-growing local distribution companies in the United States, serving more than 478,000 customers in central and northern New Jersey. Other major NJR subsidiaries include NJR Energy Services and NJR Home Services. NJR Energy Services provides customer service and management of natural gas storage and capacity assets in the energy services market. NJR Home Services offers retail customers heating, air conditioning and appliance services. NJR’s progress is a tribute to the more than 5,000 dedicated employees who have shared their expertise and focus on quality through more than 50 years of serving customers and the community to make NJR a leader in the competitive energy marketplace. For more information, visit NJR’s Web site at njliving.com.

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